EXHIBIT 99.2

Terra Tech Corp. Strengthens Balance Sheet with Monetization of Legacy Real Estate

SANTA ANA, Calif., June 7, 2021 (GLOBE NEWSWIRE) -- Terra Tech Corp. (OTCQX:TRTC) ("Terra Tech" or the "Company") today announced that the Company entered into an agreement for the sale of its non-operating N. 4th Street property in Las Vegas, NV. Based on local zoning changes, the property cannot be used for any cannabis related activities.

The sale price of $2.6M results in an approximate $900K balance sheet improvement, after paying off the existing $1.6M mortgage on the property and related sales fees. The sale also eliminates the current monthly burn of carrying the property, including mortgage, taxes, and other associated costs. The closing of the sale is subject to customary conditions and is expected to occur by early August 2021.

Frank Knuettel, Chief Executive Officer of Terra Tech, stated, “Since taking over as CEO a few short months ago, we have continued to review our operations, divest unproductive assets and drive appropriate cost reductions. The successful sale of our N. 4th Street property is another positive step towards doing just that.

With the sale, we have now added approximately $900K to our balance sheet and alleviated numerous costs associated with its ownership, allowing us to focus our attention on working to position the company for what we believe is a very opportunistic future, including the upcoming anticipated closing of the transaction to acquire Unrivaled. This mutually beneficial transaction is expected to lead to immediate scale, driven by strong brands and revenue growth.”

Securities Disclosure

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the Company's securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Terra Tech

Terra Tech is a vertically integrated company focused on the cannabis sector with operations in California and Nevada. In California, Terra Tech operates two dispensaries and a cultivation facility and has two additional cultivation facilities and a dispensary under development. In Nevada, by way of a joint venture, Terra Tech operates a cultivation and manufacturing facility.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as additional risks and uncertainties we face, are identified and more fully discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact
Jason Assad
LR Advisors LLC.
Jassad@terratchcorp.com
678-570-6791

For media inquiries:
Nic Johnson
Russo Partners
nic.johnson@russopartnersllc.com
303-482-6405

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